SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or
    (section) 240.14a-12

                           PROGRAMMER'S PARADISE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           PROGRAMMER'S PARADISE, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No filing fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

     --------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

  5) Total fee paid:

     --------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

     --------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------

  3) Filing Party:

     --------------------------------------------------------------------------

  4) Date Filed:

     --------------------------------------------------------------------------

                           PROGRAMMER'S PARADISE, INC.
                             1157 Shrewsbury Avenue
                          Shrewsbury, New Jersey 07702

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 17, 1999

To our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Programmer's Paradise, Inc. (the "Company") will be held at the Molly Pitcher Hotel, Red Bank, New Jersey, on June 17, 1999 at 9:00 a.m., local time, for the following purposes:

          1. To elect a Board of four  Directors  to serve until the next annual
     meeting  of  stockholders  or  until  their   successors  are  elected  and
     qualified;

          2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company to examine and report on its financial statements for the fiscal year beginning January 1, 1999; and

          3. To consider and take action upon such other matters as may properly come before the Meeting and any adjournment or adjournments thereof.

     The close of business on April 27, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested to sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States.


                                    By Order of the Board of Directors,

                                     /s/  William H. Willett
                                     _____________________________________
                                        William H. Willett,
                                        Chairman and Chief Executive Officer

April 30, 1999

                           PROGRAMMER'S PARADISE, INC.
                             1157 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Programmer's Paradise, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Molly Pitcher Hotel, Red Bank, New Jersey, on June 17, 1999 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company at the above-stated addressor by giving a later dated proxy. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the stockholder votes by ballot at the Meeting.

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is April 27, 1999.

                                VOTING SECURITIES

     Only holders of shares of Common Stock, $.01 par value per share (the "Common Stock"), of record at the close of business on April 27, 1999 are entitled to vote at the Meeting. On the record date, the Company had issued and outstanding 5,148,186 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to elect the nominees for election as directors. The affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote is necessary to ratify the selection of Ernst & Young LLP as the Company's independent auditors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Common Stock will not be voted on such matter. Thus, an abstention for voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

     If the enclosed proxy is properly executed and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted (i) FOR the election of the nominees set forth under the caption "Election of Directors" and (ii) FOR ratification of Ernst & Young LLP as the independent auditors of the Company for fiscal 1999.

     If you are a participant in the Company's 401 (k) Savings Plan, the proxy represents the number of shares in your plan account as well as other shares, registered in your name. For those shares in your plan account, the proxy will serve as a voting instruction for the trustee of the plan. If voting instructions are not received by the trustee for shares in your plan account, the trustee will not be able to vote those shares on your behalf.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Meeting. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy previously given.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1999, based on information provided to the Company, by (i) each of the Company's directors, (ii) the Named Executive Officers and (iii) all executive officers and directors of the Company as a group.


                                                            BENEFICIAL OWNERSHIP (1)
                                                         -------------------------------
                        BENEFICIAL OWNER                      NUMBER         PERCENT
                       ------------------                   ---------       ---------
        Edwin Morgens (2)                                    168,671          3.3%
        Allan Weingarten (3)                                   8,500           *
        F. Duffield Meyercord (4)                             27,525           *
        William Willett (5)                                  101,770          1.9%
        Peter Lorenz (6)                                      54,000          1.0%
        John Broderick (7)                                    57,400          1.1%
        Jeffrey Largiader (8)                                 58,575          1.1%
        Frans van der Helm (7)                                20,000           *
        All Directors and Officers as a Group (9)            556,566        10.37%

*    Less than 1 percent.

(1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has "beneficial ownership" with respect to the shares set forth opposite such person's name. The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the Securities and Exchange Commission, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes options to purchase 15,375 shares of Common Stock. Also includes 36,439 shares of Common Stock held by a trust for the benefit of Mr. Morgens' daughter, with respect to which Mr. Morgens disclaims beneficial ownership.

(3)  Includes options to purchase 7,500 shares of Common Stock

(4)  Includes options to purchase 16,275 shares of Common Stock.

(5)  Includes options to purchase 91,770 shares of Common Stock.

(6)  Includes options to purchase 17,000 shares of Common Stock.

(7)  Represents options to purchase shares of Common Stock

(8)  Includes options to purchase 56,075 shares of Common Stock.

(9)  See footnotes 1 through 8 above.

     The following stockholders are known by the Company to own beneficially more than 5% of the Company's Common Stock as of March 31, 1999:


     Beneficial Owner                           Beneficial Ownership (1)
    -----------------                          --------------------------
                                                Number        Percent
                                               --------       ---------
  ROI Capital Management, Inc.
   17 E. Sir Francis Drake Blvd.
   Suite 225
   Larkspur, CA 94939                           639,000         12.4%

  Matador Capital Management Corp.
   200 1st Avenue North
   Suite 203
   St. Petersburg, FL 33701                     487,500          9.5%

  The TCW Group, Inc.
   865 South Figueroa Street
   Los Angeles, CA 90017                        294,200          5.7%


  ----------------

(1) To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has "beneficial ownership" with respect to the shares set forth opposite such person's name. The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners.



                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Meeting, four Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying proxy will be voted for the election as Directors of the nominees listed below, all of whom are currently Directors, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

     Set forth below is certain information with respect to each nominee:



        Name                        Age               Position(s)
       ------                      -----             -------------

William Willett                     62           President, Chief Executive
                                                   Officer and Chairman of
                                                   the Board

F. Duffield Meyercord(1)(2)         52           Director

Edwin H. Morgens(2)                 57           Director

Allan Weingarten(1)(2)              61           Director

----------------

(1) Member of Audit Committee
(2) Member of Compensation Committee

     WILLIAM WILLETT has served as a director of the Company since December 1996. In July 1998, Mr. Willett was appointed to the position of Chairman, President and Chief Executive Officer. Prior to joining the Company and since 1994, Mr. Willett was the President and Chief Operating Officer of Colorado Prime Foods, located in New York. Mr. Willett also serves on the board of directors of Concord Financial Services, Inc. Mr. Willett has a B.A. degree in Marketing from the University of Bridgeport.

     F. DUFFIELD MEYERCORD has served as a director of the Company since 1991. Mr. Meyercord is a Managing Partner and a Director of Carl Marks Consulting Group, LLC in New York. He is also the Managing Director and founder of Meyercord Advisors, Inc. and a partner and founder of Venturtech Management
Inc., an affiliate of the Venturtech Group, both of which are management consulting firms. Mr. Meyercord currently serves as a director of the Peapack Gladstone Bank. Mr. Meyercord has a B.A. degree in accounting and economics from Birmingham-Southern College.

     EDWIN H. MORGENS was a founder of the Company and has served as a director of the Company since 1982. Mr. Morgens is and has been the Chairman and co-founder of Morgens, Waterfall, Vintiadis & Co. Inc., an investment firm in New York, New York since 1968. Mr. Morgens currently serves as a director of two other public companies: TransMontaigne Oil Company and Intrenet, Inc. Mr. Morgens has a B.A. degree in English from Cornell University and an M.B.A. degree from The Harvard Graduate School of Business Administration.

     ALLAN D. WEINGARTEN has served as a director of the Company since April 1997. Mr. Weingarten is a former partner of Ernst & Young LLP, having served as the engagement audit partner to the Company until his retirement in 1995. Mr. Weingarten currently is the Executive Vice President and Chief Financial Officer of VoCall Communications Corp. Mr. Weingarten holds a B.A. degree in Business Administration from Pace University.

     All directors hold office until the next annual meeting of stockholders and until their successor are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among any of the directors or executive officers of the Company.

     The Board of Directors held ten meetings during the last fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member, held during the period in which he was a director or a committee member, as applicable.

     The Compensation Committee, presently consisting of Messrs. Meyercord, Morgens and Weingarten reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company's employees, directors and consultants. The Compensation Committee held two meetings during the last fiscal year. The Audit Committee, consisting of Messrs. Meyercord and Weingarten meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held one meeting during the last fiscal year. There is no nominating committee of the Board of Directors.

     The directors of the Company receive a fee of $1,000 per quarter and $500 per meeting for their services and are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. In April 1995, the Company adopted the 1995 Non-Employee Director Plan pursuant to which the Company's non-employee directors receive automatic grants of options to purchase shares of Common Stock, and Messrs. Morgens, and Meyercord were each granted options to purchase 18,750 shares of Common Stock, which vest in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vests in equal quarterly installments of 5%, and have an exercise price of $4.00 per share. Messrs. Willett and Weingarten also received similar grants upon their election to the board at the appropriate fair market value of the stock on the date of grant See "Stock Option Plans." During 1998 each director was awarded an additional stock option grant for 15,000 shares under the 1995 Employee Stock Option Plan with an exercise price of $6.375. These options vest over a two-year period with two thirds vesting on July 23, 1999 and the balance one year thereafter. This particular option grant also includes acceleration of vesting under change of control provisions.

     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Section 16(a) under the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's officers and directors and holders of more than ten percent of the Company's outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon a review of such forms, or on written representations from certain reporting persons that no reports were required for such persons, the Company believed that during 1998 all required events of its officers, directors and 10% stockholders required to be so reported, have been filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the last three completed fiscal years, the annual and long-term compensation for services in all capacities of the Company's Chief Executive Officer and the six other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                      LONG-TERM
                                                       ANNUAL COMPENSATION          COMPENSATION
                                                       -------------------          -------------
                                                                                     SECURITIES
                                         FISCAL                                      UNDERLYING            ALL OTHER
          NAME AND POSITION            YEAR ENDED    SALARY            BONUS         OPTIONS(#)         COMPENSATION (1)
          -----------------            ----------    ------            -----         ----------         ----------------

William H. Willett, President and         1998     $105,865               0           200,000 (2)               $2,711
  Chief Executive Officer                 1997        __               __                __                       __
                                          1996        __               __                __                       __

Roger Paradis, Former President and       1998     $236,296               0                 0                 $115,456 (9)
    Chief Executive Officer               1997     $210,000         $50,000            50,000 (5)               $6,545
                                          1996      187,750          56,664            24,800 (7)                6,251

Peter Lorenz, Former Executive Vice       1998     $180,000               0            30,000 (3)(10)               __
    President, European Operations        1997      161,000         206,721            20,000 (5)                   __
                                          1996      165,476          51,515               --                        --

John P. Broderick, Senior Vice            1998      155,000               0            30,000 (4)               $4,805
   President and Chief Financial          1997      137,150          20,000            11,000 (5)                4,487
   Officer                                1996      127,500          35,252            27,500 (7)(8)             4,093

Jeffrey Largiader, Vice President         1998      119,800               0            15,000 (4)                3,929
  Marketing                               1997      118,000               0            14,000 (5)                3,888
                                          1996      111,000          30,642            13,300 (7)                3,647

Frans van der Helm, Vice President        1998      114,971          45,988                 0                        0
  European Operations                     1997       26,216           5,243            20,000 (6)(11)                0
                                          1996        __               __                __                        __


(1) Represents (i) matching contributions paid by the Company to such executive's account under the Company's 401(k) Plan and (ii) premiums paid by the company in respect of term life insurance for the benefit of such executive.

(2) Mr.Willett was hired by the Company in July 1998. Represents the portion of his salary of $225,000 paid on 1998 since such date. Represents options to purchase Common Stock with an exercise price of $6.375 per share, 100,000 options vest equally over a twelve-month period and 100,000 vest over the six month period following such.

(3) Represents options to purchase Common Stock with an exercise price of $6.875 per share, one half of which vest five months from the date of grant and the remainder vest one year from the date of grant.

(4) Represents options to purchase Common Stock with an exercise price of $6.375 per share, vesting in equal annual installments over a five-year period.

(5) Represents options to purchase Common Stock with an exercise price of $6.875 per share, vesting in equal annual installments over a five year period and includes 291 options for Mr. Paradis to purchase Common Stock with an exercise price of $6.875 per share which are fully vested.

(6) Represents options to purchase Common Stock with an exercise price of $12.935 per share, which are fully vested.

(7) Represents non-qualified Options to purchase Common Stock with an exercise price of $5.875 per share which are fully vested.

(8) Includes 11,000 Options to purchase Common Stock with an exercise price of $5.625 per share, vesting in equal annual installments over a three-year period.

(9)  Includes a payment to Mr. Paradis under a consulting contract.

(10) Mr. Lorenz resigned from the Company on February 26, 1999. These options are forfeited.

(11) Mr. van der Helm was hired by the Company in September 1997. Represents a portion of his annual salary of $104,866 paid since such date.

EMPLOYEE BENEFIT PLANS

     The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. Employees are required to contribute 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for its domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. The Company matches 50% of domestic employee contributions up to the first 6% of compensation. The Company's total contributions for 1998 were approximately $79,000.

     The Company maintains a performance bonus plan for its senior executives which provides for a bonus of up to 25% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved and also provides for additional incentive bonuses based upon pre-established metrics. (the "Performance Bonus Plan"). The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target (the "over target bonus"). Subject to approval by its Board of Directors, the Company anticipates that a similar type bonus plan will continue in effect for the 1999 fiscal and subsequent years and that bonuses under this plan in the 1999 fiscal year and thereafter will be based on the Company's meeting or exceeding profitability targets established by the Compensation Committee.

STOCK OPTION PLANS

     1986 STOCK OPTION PLAN. The Company's 1986 Stock Option Plan (the "1986 Option Plan") expired in accordance with its terms in March 1996. Pursuant to the 1986 Stock Option Plan "incentive stock options" ("ISO" or "ISOs") to purchase shares of Common Stock were granted to officers and other key employees (some of whom are also directors) of the Company. Additionally, the Directors of the Company were granted non-qualified options pursuant to the 1986 Option Plan. A total of 567,336 shares of Common Stock are subject to outstanding options and have been reserved for issuance under the 1986 Option Plan, with exercise prices ranging from $0.24 to $6.00 per share. Due to its expiration and termination, no additional options may be granted under the 1986 Stock Option Plan.

     1995 STOCK PLAN. The purpose of the Company's 1995 Stock Plan (the "1995 Stock Plan") is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and employees of the Company and any present or future subsidiary are provided with opportunities to purchase shares of Common Stock of the Company pursuant to options which may qualify as ISOs, or which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company
("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." The 1995 Stock Plan contains terms and conditions relating to ISOs necessary to comply with the provisions of Section 422 of the Code.

     The 1995 Stock Plan currently authorizes the grant of Stock Rights to acquire up to 1,137,500 shares of Common Stock. A total of 650,990 shares of Common Stock are presently subject to outstanding Options under the 1995 Stock Plan at exercise prices ranging from $4.00 to $12.94 per share. Unless sooner terminated, the 1995 Stock Plan will terminate on April 21, 2005. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any present or future subsidiary, the ISO expires no more than five years from its date of grant.

     1995 NON-EMPLOYEE DIRECTOR PLAN. The purpose of the Company's 1995 Non-Employee Director Plan (the "1995 Director Plan") is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors ("Outside Directors"). The 1995 Director Plan authorizes the grant of options for up to 187,500 shares of Common Stock and provides for automatic grants of nonqualified stock options to Outside Directors. Under the 1995 Option Plan, each current Outside Director has received, and each Outside Director who first joins the Board after April 1995 will automatically receive at that time, options to purchase 18,750 shares of Common Stock. The 88,125 options granted to the current Outside Directors have exercise prices ranging from $4.00 to $7.50. All options granted to Outside Directors have an exercise price equal to 100% of the fair market value on the date of grant. There are currently 75,000 shares of Common Stock available for grant under the 1995 Director Plan. The 1995 Director Plan requires that options granted thereunder will expire on the date which is ten years from the date of grant. Each option granted under the 1995 Director Plan becomes exercisable over a five-year period, and vests in an installment of 20% of the total option grant upon the expiration of one year from the date of the option grant, and thereafter vests in equal quarterly installments of 5%.

     OPTIONS. The following tables set forth certain information with respect to stock options granted to and exercised by the Named Executive Officers during the fiscal year ended December 31, 1998.



                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                INDIVIDUAL GRANTS
                       --------------------------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF           % OF TOTAL                                              ASSUMED ANNUAL RATE OF
                        SECURITIES           OPTIONS          EXERCISE                           STOCK PRICE APPRECIATION FOR
                        UNDERLYING          GRANTED TO         PRICE                                   OPTION TERM (4)
                         OPTIONS          EMPLOYEES IN       PER SHARE      EXPIRATION          -------------------------------
         NAME           GRANTED (#)      FISCAL YEAR (1)     ($/SH) (2)       DATE (3)              5%($)           10%($)
         ----          -----------       ---------------     ----------       --------              -----           ------
William Willett          200,000 (6)         57.63%            $6.375          07/23/08            $801,720      $2,031,880
Peter Lorenz (8)          30,000 (7)          8.64%            $6.875          07/24/08            $129,750        $328,650
John Broderick            30,000 (5)          8.64%            $6.375          07/23/08            $120,258        $304,782
Jeffrey Largiader         15,000 (5)          4.32%            $6.375          03/18/07            $ 60,129        $152,391




(1) Based on a total of 347,000 options granted to employees and directors of the Company in fiscal 1998, including the Named Executive Officers.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(3) The options granted have a term of ten years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(4) The potential realizable value is calculated based upon the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(5) Options to purchase Common Stock vest in equal annual installments over a five year period.

(6) Options to purchase Common Stock vest over an eighteen month period with an initial increment of 100,000 that vest monthly over twelve months and the second increment that vests over the following six months. All options will vest immediately upon a change in control.

(7)  Options to purchase Common Stock vest over a three year period.

(8) Mr. Lorenz resigned on February 26, 1999. The options granted were forfeited.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION VALUE TABLE



                                                                  NUMBER OF SECURITIES                     VALUE OF UNEXERCISED
                                  SHARES                          UNDERLYING UNEXERCISED                 IN-THE MONEY OPTIONS
                                 ACQUIRED                       OPTIONS AT FISCAL YEAR-END                   AT FISCAL YEAR-END (1)
                                   ON          VALUE            --------------------------               --------------------------
           NAME                EXERCISE (#)   REALIZED ($)     EXERCISABLE    UNEXERCISABLE         EXERCISABLE       UNEXERCISABLE
           ----                ------------   ------------     -----------    -------------         -----------       -------------

William Willett . . . . .           __             __             49,166          169,584              298,851         $1,047,243
Roger Paradis . . . . . .         44,800         117,800          73,938           55,000              754,356            359,375
Peter Lorenz . . . . . .          60,000         515,988          73,000           52,000              817,925            221,375
John P. Broderick . . . .          2,500          12,812          55,126           46,374              426,283            297,467
Jeffrey Largiader . . . .          2,500          21,900          56,700           29,350              586,264            185,319
Frans van der Helm. . . .            __             __             20,000               0                 __                 __




(1) Calculated on the basis of the fair market value of the Common Stock of the Company on December 31, 1998 of $12.625 per share as determined by the closing price for the Company's Common Stock as reported on the NASDAQ National Market.

EMPLOYMENT AGREEMENTS

     Each of the Named Executive Officers has entered into an agreement that includes a covenant not-to-compete and a confidentiality provision (a "Confidentiality and Non-Compete Agreement"). The covenant not-to-compete prohibits the executive for a period of one year after termination from engaging in a competing business. Such covenant also prohibits the executive from directly or indirectly soliciting the Company's customers or employees.

     The Company entered into an employment agreement with William Willett in July 1998, which provides for a base salary of $225,000 per year. The agreement expires on January 15, 2000 and is subject to automatic renewal for a twelve-month period unless either party provides ninety day advance notice. The agreement includes the grant of certain stock options, an automobile allowance and participation in the Company's benefit plans. The agreement also provides a performance bonus tied to stock price. Mr. Willett has the right to terminate his employment at any time on not less than 90 days prior written notice. The Company has the right to terminate Mr. Willett's employment with or without "cause" (as defined in the employment letter), without prior written notice. In the event that Mr. Willett's employment is terminated without cause or by the rendering of a non-renewal notification, he is entitled to receive severance payments equal to six months salary, immediate vesting of all outstanding stock awards and a pro-rata performance bonus based upon stock price up to the date of separation. Additionally, in the event that a change of control of the Company occurs (as described in the employment agreement), Mr. Willett's outstanding stock awards become immediately vested and he is entitled to the pro-rata performance bonus based upon stock price at the date of such change in control.

     The Company entered into an employment agreement with John P. Broderick in June 1998, which provides for a base salary of $155,000 per year and includes participation in the Company's benefit plans and participation in the executive bonus program. Under the terms of the agreement, the Company has the right to terminate Mr. Broderick's employment without cause upon 30 days notification. In the event of termination "without cause", Mr. Broderick shall be entitled to receive severance payments equal to twelve months salary as well as any earned but unpaid bonus. Additionally, in the event that a change of control of the Company occurs (as described in the employment agreement), Mr. Broderick shall be entitled to a maximum of twelve months severance.

     In December 1998, the Company entered into an employment agreement with Peter Lorenz which provides for a base salary of $190,000 and includes an automobile allowance, a housing allowance, participation in an executive bonus plan as well as participation in the Company's benefit plans. The agreement is for a thirteen month period and expires on December 31, 1999 and is subject to automatic renewal unless terminated by either party upon written notice 30 days prior to expiration of the original term. The Company has the right to terminate the contract with or without "cause" (as defined n the employment agreement), without prior written notice. In the event that Mr. Lorenz' employment is terminated without or cause or by non-renewal, or, if by reason of resignation or retirement, Mr. Lorenz is entitled to severance payments equal to nine months salary. In February 1999, Mr. Lorenz tendered his resignation with the Company.

     Also in December 1998, the Company entered into an employment agreement with Frans van der Helm who assumed the duties and responsibilities of Chief Operating Office for European Operations. Under the terms of the contract, Mr. van der Helm will receive a base salary of $160,000, participation in an executive bonus plan as well as participation in the Company's benefit plans. The agreement expires on December 14, 2000 and may be terminated by either party on four months notice. Should the agreement be terminated by the Company, Mr. Van der Helm will be entitled to severance payments equal to six months salary.

                              CERTAIN TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its principal officer, directors and affiliates must be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's board of directors.

     During 1998, options with respect to shares were granted to employees of the Company pursuant to the 1995 Stock Plan in accordance with Rule 701 promulgated under the Exchange Act.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Edwin H. Morgens, Duffield Meyercord and Allan Weingarten served as members of the Compensation Committee during the last completed fiscal year. Neither Messrs. Meyercord, Morgens and Weingarten (i) was, during the last completed fiscal year, an officer or employee of the Company or any of its subsidiaries,
(ii) was formerly an officer of the  registrant or any of its  subsidiaries,  or
(iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K which has not been already disclosed.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In evaluating the reasonableness of compensation paid to the Company's executive officers, the Compensation Committee takes into account, among other factors, how compensation compares to compensation paid by competing companies, individual contributions and the Company's performance. Base salary is determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at similar companies. The Company also maintains the Performance Bonus Plan for its senior executive which provides for a bonus of up to 25% of the executive's base salary in the event certain performance targets, based upon revenue and operating profitability, are achieved. The Performance Bonus Plan also provides for an increase in the available bonus pool for performance in excess of a specified net income after tax performance target. For a further discussion of the Performance Bonus Plan, and amounts paid in respect of the 1998 fiscal year, see the discussion under "Employee Benefit Plans."

     It is the Company's policy that the compensation of executive officers also be based, in part, on the grant of stock options as an incentive to enhance the Company's performance. Stock options are granted based upon a review of such executive's responsibilities and relative position in the Company, such executive's overall job performance and such executive's existing stock option position. In 1998, in accordance with the above criteria, the executive officers received stock options that are exercisable ratably over a five-year period.

     The compensation of the Company's Chief Executive Officer in 1998 consisted of base salary, performance-based cash bonuses and stock option grants. Of the total cash bonus earned, 50% was based upon reaching preset consolidated net income targets (i.e. the Performance Bonus Plan). Stock option grants to the Chief Executive Officer were made in line with those granted to other executive officers primarily considering responsibilities and relative position to other members of the senior management team. Base salary level was established considering base salaries of peer Chief Executive Officers with similar executive responsibilities.


                  The Compensation Committee
                  ---------------------------
                  Duffield Meyercord
                  Edwin H. Morgens
                  Allan Weingarten

                          STOCK PRICE PERFORMANCE GRAPH


          The following graph and table illustrates a comparison of cumulative shareholder return among the Company, the Standard & Poor's Midcap 400 Index and an index of peer companies selected by the Company (the "Custom Peer Group Index"). The members of the peer group are as follows: Creative Computers, Inc., Egghead Inc., Merisel, Inc., Microwarehouse, Inc. and Software Spectrum, Inc. For the purpose of calculating the peer group average, the returns of each company have been weighted according to its market capitalization. The measurements assume that on July 18,1995 (the effective date of the Company's Registration Statement on Form S-1), $100 was invested, alternatively, in the Company's Common Stock, the Standard & Poor's Midcap 400 Index and the Custom Peer Group Index.



                                   [GRAPHIC]


                                         Base
                                         Period      Return      Return      Return       Return       Return       Return
                                        7/18/95     12/31/95     3/31/96     6/30/96     9/30/96      12/31/96     3/31/97
                                      ----------------------------------------------------------------------------------------

Programmer's Paradise, Inc.             $ 100.00      $  67.50    $  56.25    $  61.25     $ 65.00     $  72.50     $  68.75
S&P MIDCAP 400 INDEX                    $ 100.00      $ 105.89    $ 112.41    $ 115.65     $119.01     $ 126.22     $ 124.34
PEER GROUP                              $ 100.00      $  78.52    $  71.94    $  97.93     $105.86     $  61.89     $  59.58


                                        Return       Return      Return      Return       Return      Return      Return
                                        6/30/97     9/30/97     12/31/97     3/31/98     6/30/98      9/30/98    12/31/98
                                      --------------------------------------------------------------------------------------

Programmer's Paradise, Inc.           $ 95.00      $132.50     $  93.75     $  95.00     $ 82.50     $ 56.25    $ 126.25
S&P MIDCAP 400 INDEX                  $142.62      $165.56     $ 166.94     $ 185.32     $181.35     $155.12    $ 198.83
PEER GROUP                            $ 70.85      $104.33     $  73.30     $  79.50     $ 72.22     $ 66.67    $ 144.59




                                   PROPOSAL 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors of the Company has designated Ernst & Young LLP as the Company's independent auditors for the current fiscal year and recommends ratification of their appointment. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of stockholders and will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

                                     GENERAL

          The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

          The Company will bear the cost of preparing, printing, assembling and mailing all proxy material which may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Company's Common Stock held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, telecopier or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

          The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998 (the "Annual Report") has been forwarded to all stockholders. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

          The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests for copies of such report should be directed to William Willett, President, Programmer's Paradise, Inc, 1157 Shrewsbury Avenue, Shrewsbury New Jersey 07702.

                              STOCKHOLDER PROPOSALS

          The Annual Meeting of Stockholders for the fiscal year ending December 31, 1999 is expected to be held on or about June 15, 2000, with the mailing of proxy materials for such meeting to be made on or about April 30, 2000. All proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than November 30, 1999 in order to be consulted for inclusion in the proxy statement and form of proxy related to that meeting.


                              By Order of the Board of Directors,

                              /s/ William Willett
                              ------------------------------------
                                  William Willett, Chairman
                                  and Chief Executive Officer




                                       13
April 30, 1999

--------------------------------------------------------------------------------

                           PROGRAMMER'S PARADISE, INC.
                             1157 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints WILLIAM WILLETT and JOHN P. BRODERICK with the power to appoint their substitutes, and hereby authorizes them to represent and to vote on behalf of the undersigned all the shares of common stock par value $.01 per share (the "Common Stock"), of Programmer's Paradise, Inc., held of record by the undersigned on April 27, 1999, at the Annual Meeting of Stockholders to be held on June 17, 1999 at 9:00 A.M. local time at the Molly Pitcher Hotel, Red Bank, New Jersey, or any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of and proxy statement for the Meeting (receipt whereof is hereby acknowledged).

1. ELECTION OF DIRECTORS
   FOR all nominees listed below |_|    WITHHOLD  AUTHORITY to vote for nominees
   listed below |_| (except as marked to the contrary below)
   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below)

--------------------------------------------------------------------------------

 WILLIAM WILLETT , F. DUFFIELD MEYERCORD, EDWIN H. MORGENS and ALLAN WEINGARTEN

2. PROPOSAL TO RATIFY AND APPROVE the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.
                         |_| For   |_| Against   |_| Abstain

3. In their discretion the Proxies are authorized to vote upon such other business as may properly be brought before the Meeting.

                            (continued, and to be executed, on the reverse side)
--------------------------------------------------------------------------------


THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

      Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.

      I will |_| will not |_| attend this Meeting.

                                       Dated:_____________________________, 1999

                                      __________________________________________
                                                         SIGNATURE
                                      __________________________________________
                                                    SIGNATURE IF HELD JOINTLY.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------